LifeVantage Announces Financial Results for the
Fourth Fiscal Quarter and Full Fiscal Year 2017
Reports 12.5% sequential fourth quarter revenue growth
Increases global footprint with expansion into Germany
Salt Lake City, UT, September 7, 2017, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its fourth quarter and full year ended June 30, 2017.
“We finished fiscal 2017 on a strong note, posting 12.5% sequential revenue growth compared to the third quarter,” stated LifeVantage President and Chief Executive Officer Darren Jensen. “I am excited about the progress we have and are making against each of our key focus areas. We are in a transformational period where we are building the assets to transform our business model into a technology powered solution for both distributors and consumers with enhanced tools, product solutions and business development activities. As fiscal 2018 progresses, we will be rolling out a series of initiatives that support each of our key focus areas, investing in technologies that set us apart from our peers and investing in our distribution network. We are laying the groundwork for both near-term growth and long-term success in a new economy with consumers that are more engaged and empowered than ever to leverage the LifeVantage offerings.”
Fourth Quarter Fiscal 2017 Highlights:

•
Revenue increased 12.5% sequentially to $50.6 million when compared to $45.0 million in the third quarter of fiscal 2017 and decreased 4.5% when compared to $53.0 million in the fourth quarter of fiscal 2016;

•
Revenue in the Americas increased 12.6% and revenue in Asia/Pacific & Europe increased 12.2%, both when compared sequentially to the third quarter of fiscal 2017. On a year over year basis, revenue in the Americas decreased 2.0% and revenue in Asia/Pacific & Europe decreased 11.9%. However, revenue in Japan increased 6.7% year over year;

•	Active independent distributors and active preferred customers increased 1.6% and 0.9%, respectively, when compared to the third quarter of fiscal 2017;

•
Adjusted EBITDA increased 100.6% to $3.3 million when compared to $1.6 million in the third quarter of fiscal 2017 and decreased 41.7% when compared to $5.6 million in the comparable period of fiscal 2016;

•	Earnings per diluted share were $0.01, compared to $0.00 in the third quarter of fiscal 2017 and $0.17 in the fourth quarter of fiscal 2016;

•	Adjusted earnings per diluted share were $0.04, compared to $0.02 in the third quarter of fiscal 2017 and $0.23 in the fourth quarter of fiscal 2016; and

•	On September 1, 2017, the Company officially opened for business in Germany, the fourth largest direct selling market globally.
Fiscal Year 2017 Highlights:

•	Revenue decreased 3.4% to $199.5 million, compared to $206.5 million in fiscal 2016;

•	Revenue in the Americas decreased 4.7% and revenue in Asia/Pacific & Europe increased 0.8%, both when compared to fiscal 2016;

•	Adjusted EBITDA decreased 33.4% to $13.1 million, compared to $19.7 million for fiscal 2016;

•	Earnings per diluted share were $0.11, compared to $0.42 in fiscal 2016; and

•	Adjusted earnings per diluted share were $0.27, compared to $0.64 in fiscal 2016.

Fourth Quarter Fiscal 2017 Results
For the fourth fiscal quarter ended June 30, 2017, the Company reported revenue of $50.6 million a decrease of 4.5% as compared to $53.0 million in the comparable period in fiscal 2016. Revenue in the Americas for the fourth quarter decreased 2.0% compared to the fourth quarter of fiscal 2016. Revenue in the Asia/Pacific & Europe region decreased 11.9% compared to the fourth quarter of fiscal 2016. However, revenue in Japan increased by 6.7% compared to the fourth quarter of fiscal 2016. Revenue for the fourth fiscal quarter ended June 30, 2017, was negatively impacted $0.4 million, or 0.7%, by foreign currency fluctuations associated with revenue generated in several international markets when compared to the fourth quarter of fiscal 2016.
Gross profit for the fourth quarter of fiscal 2017 was $41.8 million, or 82.4% of revenue, compared to $43.6 million, or 82.3% of revenue, for the same period in fiscal 2016. Commissions and incentives expense for the fourth quarter of fiscal 2017 was $24.0 million, or 47.4% of revenue, compared to $25.6 million, or 48.3% of revenue, for the same period in fiscal 2016. Selling, general and administrative expense (SG&A) for the fourth quarter of fiscal 2017 was $16.2 million, or 32.0% of revenue, compared to $14.0 million, or 26.3% of revenue, in the comparable period of fiscal 2016.
Operating income for the fourth quarter of fiscal 2017 was $1.5 million, compared to $4.1 million for the fourth quarter of fiscal 2016. Operating income during the fourth quarter of fiscal 2017 included approximately $0.2 million for expenses associated with executive team recruiting and transition expenses, $0.1 million of class-action lawsuit expense and $0.2 million of other nonrecurring legal expenses. Adjusted EBITDA was $3.3 million for the fourth quarter of fiscal 2017, compared to $5.6 million for the comparable period in fiscal 2016.
Net income for the fourth quarter of fiscal 2017 was $0.1 million, or $0.01 per diluted share. This compares to net income for the fourth quarter of fiscal 2016 of $2.4 million, or $0.17 per diluted share. Adjusted for net recruiting and transition expenses of $0.2 million, class-action lawsuit expense of $0.1 million, other nonrecurring legal expenses of $0.2 million, and a write off of intangible assets of $0.4 million, net of $0.4 million of tax impacts of these adjustments, adjusted Non-GAAP net income was $0.5 million for the fourth quarter of fiscal 2017, or $0.04 per diluted share; compared to $3.3 million, or $0.23 per diluted share for the comparable period of fiscal 2016. Non-GAAP adjustments to net income during the fourth quarter of fiscal 2016 included a write-off of capitalized software development costs of $1.2 million, net of $0.4 million of tax impacts.
Fiscal 2017 Full Year Results
For the fiscal year ended June 30, 2017, the Company reported net revenue of $199.5 million, a decrease of 3.4% compared to $206.5 million for fiscal 2016. In fiscal 2017, revenue in the Americas decreased 4.7%, while revenue in Asia/Pacific & Europe increased 0.8%. Revenue for fiscal 2017 was positively impacted $2.4 million, or 1.2%, by foreign currency fluctuations which is related primarily to our Asia/Pacific & Europe region.
Gross profit for fiscal 2017 was $166.0 million, or 83.2% of revenue, compared to $172.6 million, or 83.6% of revenue, for fiscal 2016. Commissions and incentives expense for fiscal 2017 was $96.7 million, or 48.5% of revenue, compared to $103.1 million, or 49.9% of revenue, for fiscal 2016. SG&A for fiscal 2017 was $64.9 million, or 32.5% of revenue, compared to $56.1 million, or 27.1% of revenue, for fiscal 2016.
Operating income for fiscal 2017 was $4.4 million, compared to $13.4 million for fiscal 2016. Operating income for the fiscal year ended June 30, 2017 includes $2.7 million for expenses associated with the Audit Committee independent review, $0.8 million for executive severance, recruiting and transition expenses, $0.2 million of class-action lawsuit expense and $0.2 million of other nonrecurring legal expenses. Operating income for fiscal 2016 includes $1.7 million of executive transition expenses and costs associated with the reverse stock split during fiscal 2016. Adjusted EBITDA was $13.1 million for fiscal 2017, compared to $19.7 million for fiscal 2016.
Net income for fiscal 2017 was $1.6 million, or $0.11 per diluted share, compared to $6.1 million, or $0.42 per diluted share for fiscal 2016. Adjusting for previously announced expenses associated with the audit committee independent review of $2.7 million, $0.8 million of costs for net executive severance, recruiting and transition expenses, $0.2 million of class-action lawsuit expense, $0.2 million of other nonrecurring legal expenses and a write-off of intangible assets of $0.4 million, net of $1.9 million of tax impacts of these adjustments, adjusted Non-GAAP net income for the fiscal year ended June 30, 2017 was $3.9 million, or $0.27 per diluted share. Adjusting for executive transition and severance expenses and costs associated with the reverse stock split of $1.7 million, collectively, along with a $1.2 million write-off of capitalized software development costs and a $1.5 million write-off of deferred debt transaction costs, net of $1.3 million of tax impacts of these adjustments, adjusted Non-GAAP net income for fiscal 2016 was $9.2 million or $0.64 per diluted share.
Balance Sheet & Liquidity
The Company generated $6.6 million of cash from operations during fiscal 2017 compared to $6.0 million in fiscal 2016. The year-over-year increase in cash provided by operations during fiscal 2017 relates to working capital improvements made during this year, primarily a reduction of inventory and prepaid deposits partially offset by decreases in accounts payable and income tax liabilities. The Company's cash and cash equivalents at June 30, 2017 were $11.5 million, an increase of $3.6 million when compared to $7.9 million at June 30, 2016. Total debt at June 30, 2017 was $7.4 million compared to $9.4 million at June 30, 2016.
Fiscal Year 2018 Guidance
The Company expects to generate revenue in the range of $206 million to $212 million in fiscal year 2018 and anticipates diluted earnings per share in the range of $0.40 to $0.50.
Revised Results
The financial information included herein has been revised to correct immaterial errors present in prior periods. See the Company's Form 10-K for a summary of the revisions.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MDT (4:30 p.m. EDT). Investors interested in participating in the live call can dial (800) 279-9534 from the U.S. International callers can dial (719) 457-2080. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, September 14, 2017, by dialing (844) 512-2921 from the U.S. and entering confirmation code 2297405, or (412) 317-6671 from international locations, and entering confirmation code 2297405.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events.cfm. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation is a science-based health, wellness and anti-aging company dedicated to helping people transform themselves internally and externally at a cellular level. Their scientifically-validated product lines include Protandim® Nrf2 and NRF1 Synergizers, TrueScience® Anti-Aging Skin Care Regimen, Petandim® for Dogs, AXIO® Smart Energy and the PhysIQ™ Smart Weight Management System. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. For more information, visit www.lifevantage.com.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to" and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our future operating results, implementation of our strategic initiatives, , distributor success and shareholder value. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income and Non-GAAP Earnings per Share as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:
Cindy England
Director of Investor Relations
(801) 432-9036
cengland@lifevantage.com

-or-

Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
	As of
	June 30, 2017	June 30, 2016
(In thousands, except per share data)		(As Revised)
ASSETS
Current assets
Cash and cash equivalents	$11,458	$7,883
Accounts receivable	1,334	1,552
Income tax receivable	913	—
Inventory, net	16,575	25,116
Current deferred income tax asset	—	2,260
Prepaid expenses and deposits	5,266	6,301
Total current assets	35,546	43,112

Property and equipment, net	3,127	3,456
Intangible assets, net	1,247	1,744
Long-term deferred income tax asset	4,087	1,023
Other long-term assets	1,242	1,520
TOTAL ASSETS	$45,249	$50,855

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,850	$8,891
Commissions payable	6,837	7,719
Income tax payable	215	3,284
Other accrued expenses	9,453	8,734
Current portion of long-term debt	2,000	2,000
Total current liabilities	23,355	30,628

Long-term debt
Principal amount	5,500	7,500
Less: unamortized discount and deferred offering costs	(60)	(91)
Long-term debt, net of unamortized discount and deferred offering costs	5,440	7,409
Other long-term liabilities	1,927	2,169
Total liabilities	30,722	40,206
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.001, 50,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.001, 250,000 shares authorized and 14,232 and 14,028 issued and outstanding as of June 30, 2017 and 2016, respectively	14	14
Additional paid-in capital	121,599	119,242
Accumulated deficit	(106,992)	(108,600)
Accumulated other comprehensive income (loss)	(94)	(7)
Total stockholders’ equity	14,527	10,649
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$45,249	$50,855

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Three Months Ended June 30, (Unaudited)		For the Twelve Months Ended June 30,
	2017	2016	2017	2016
(In thousands, except per share data)		(As revised)		(As revised)
Revenue, net	$50,641	$53,033	$199,489	$206,540
Cost of sales	8,891	9,401	33,456	33,932
Gross profit	41,750	43,632	166,033	172,608
Operating expenses:
Commissions and incentives	23,984	25,595	96,662	103,120
Selling, general and administrative	16,226	13,957	64,922	56,074
Total operating expenses	40,210	39,552	161,584	159,194
Operating income	1,540	4,080	4,449	13,414
Other expense:
Interest expense	(164)	(145)	(570)	(3,321)
Other expense, net	(616)	(1,153)	(969)	(1,409)
Total other expense	(780)	(1,298)	(1,539)	(4,730)
Income before income taxes	760	2,782	2,910	8,684
Income tax expense	(676)	(345)	(1,302)	(2,578)
Net income	$84	$2,437	$1,608	$6,106
Net income per share:
Basic	$0.01	$0.18	$0.12	$0.44
Diluted	$0.01	$0.17	$0.11	$0.42
Weighted-average shares outstanding:
Basic	13,952	13,758	13,881	13,730
Diluted	14,085	14,640	14,118	14,531

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(15)	116	(87)	244
Other comprehensive income (loss), net of tax:	(15)	116	(87)	244
Comprehensive income	$69	$2,553	$1,521	$6,350

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Revenue by Region

	For the Three Months Ended June 30, (unaudited)				For the Twelve Months Ended June 30,
	2017		2016		2017		2016
(In thousands)
Americas	$38,714	76%	$39,498	74%	$150,841	76%	$158,291	77%
Asia/Pacific & Europe	11,927	24%	13,535	26%	48,648	24%	48,249	23%
Total	$50,641	100%	$53,033	100%	$199,489	100%	$206,540	100%

	Active Independent Distributors (1)
	(unaudited)

	June 30,
	2017		2016
Americas	47,000	73%	49,000	71%
Asia/Pacific & Europe	17,000	27%	20,000	29%
Total	64,000	100%	69,000	100%

	Active Preferred Customers (2)
	(unaudited)

	June 30,
	2017		2016
Americas	90,000	80%	95,000	81%
Asia/Pacific & Europe	22,000	20%	22,000	19%
Total	112,000	100%	117,000	100%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Preferred Customers have purchased product in the prior three months for personal consumption only.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA:
(Unaudited)

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
	2017	2016	2017	2016
(In thousands)		(As Revised)		(As Revised)
GAAP Net income	$84	$2,437	$1,608	$6,106
Interest expense	164	145	570	3,321
Provision for income taxes	676	345	1,302	2,578
Depreciation and amortization	418	471	1,643	1,895
Non-GAAP EBITDA:	1,342	3,398	5,123	13,900
Adjustments:
Stock compensation expense	855	1,045	2,647	2,621
Other income, net	616	1,153	969	1,409
Other adjustments(1)	446	(7)	4,348	1,720
Total adjustments	1,917	2,191	7,964	5,750
Non-GAAP Adjusted EBITDA	$3,259	$5,589	$13,087	$19,650

(1) Other adjustments for the three months ended June 30, 2017 include approximately $0.2 million for executive search firm expenses, $0.2 million for other nonrecurring legal expenses and $0.1 for expenses associated with ongoing class-action lawsuits. Other adjustments for the three months ended June 30, 2016 include approximately ($7,000) for net severance, search firm and hiring expenses. Other adjustments for the twelve months ended June 30, 2017 include approximately $2.7 million for expenses associated with the audit committee independent review, $1.3 million for executive severance and search firm expenses, $0.2 million for other nonrecurring legal expenses and $0.2 million associated with the ongoing class-action lawsuits. Other adjustments for the twelve months ended June 30, 2016 include approximately $0.7 million for executive severance expenses, $0.9 million for search firm and hiring expenses associated with the search for executive officers, and $0.1 million for expenses associated with the reverse stock split completed during October 2015.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS:
(Unaudited)

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
	2017	2016	2017	2016(1)
(In thousands)		(As Revised)		(As Revised)
GAAP Net income	$84	$2,437	$1,608	$6,106
Adjustments:
Executive team severance expenses, net (2)	—	(45)	39	632
Executive team recruiting and transition expenses	203	38	744	928
Reverse stock split administrative expenses	—	—	—	159
Write-off of deferred debt transaction costs	—	—	—	1,544
Write-off of capitalized software development costs	—	1,186	—	1,186
Audit committee independent review expenses	—	—	2,742	—
Class-action lawsuit expenses	84	—	170	—
Other nonrecurring legal expenses	160	—	160	—
Write-off of intangible assets	350	—	350	—
Tax impact of adjustments	(356)	(350)	(1,881)	(1,320)
Total adjustments, net of tax	441	829	2,324	3,129
Non-GAAP Net Income:	$525	$3,266	$3,932	$9,235

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
	2017	2016	2017	2016(1)
		(As Revised)		(As Revised)
Diluted earnings per share, as reported	$0.01	$0.17	$0.11	$0.42
Total adjustments, net of tax	0.03	0.06	0.16	0.22
Diluted earnings per share, as adjusted	$0.04	$0.23	$0.27	$0.64

(1) Executive team severance expenses for the prior period non-GAAP adjustments have been restated from previously reported results to display these expenses net of unvested stock award reversals for comparability purposes.

(2) Net of $493,000 of compensation expense benefit related to unvested stock award reversals for the twelve months ended June 30, 2017. Net of $191,000 of compensation expense benefit related to unvested stock award reversals for the twelve months ended June 30, 2016.